SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549

                          FORM 8-K

                       Current Report
               Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934

     Date of Report      November 6, 1998


                  AMRECORP REALTY FUND III

   (Exact name of registrant as specified in its charter)

         WISCONSIN              33-00152                  75-2045888
      (State or other          (Commission               (IRS Employer
      jurisdiction of         file number)           Identification Number)
     incorporation or
       organization)

                6210 Campbell Road Suite 140
                         Dallas, Texas  75248

          (Address of principal executive offices)


Registrant's telephone number, including area code:  (972)
380-8000.


















ITEM  4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On November 6, 1998, the General Partner, on behalf of Amrecorp Realty Fund III, approved the recommendation to (i) engage Farmer, Fuqua, Hunt & Munselle, P.C. as the independent  accountants for Amrecorp Realty  Fund  III  and
(ii) dismiss Deloitte & Touche LLP as such independent accountants.

During the two fiscal years ended December 31, 1997 and the subsequent interim period through November 6, 1998, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Deloitte & Touche LLP has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

The accountants' report of Deloitte & Touche LLP on the financial statements of Amrecorp Realty Fund III as of and for the years ended December 31, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

A  letter from Deloitte & Touche LLP is attached as  Exhibit
A.




                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         AMRECORP REALTY FUND III
                         a Texas limited partnership



                         By:  /s/ Robert J. Werra
                              Robert J. Werra,
                              General Partner

     Date:     November 6, 1998